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                    MURRAY JOHNSTONE INTERNATIONAL LIMITED
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                                CODE OF ETHICS
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INTRODUCTION
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This Code of Ethics is adopted by Murray Johnstone International Ltd (MJI) in compliance with the requirements of Rule 17j-1 (the Rule) adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 (the Act), and Sections 204A and 206 of the Investment Advisers Act of 1940 (the Advisers Act), specifically Rule 204-2 thereunder, to effectuate the purposes and objectives of those provisions. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, non-public information by investment advisers. Rule 204-2 imposes record-keeping requirements with respect to personal securities transactions of advisory representatives (defined below). Rule 17j-1 of the Investment Company Act and Section 206 of the Advisers Act make the following activities unlawful for certain persons, including any employee of MJI in connection with the purchase or sale by such person of a security held or to be acquired by any "Portfolio" of MJI:

     1. To employ a device, scheme or artifice to defraud a Portfolio, a Fund, any client or prospective client;

     2. To make to a Portfolio, a Fund, any client or prospective client, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

     3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Portfolio, a Fund, any client or prospective client;

     4. Acting as principal for his/her own account, knowingly to sell any security to or purchase any security from a client, or acting as a broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he/she is acting and obtaining the consent of the client to such transaction; or

     5. To engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative.

This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and procedures reasonably necessary to prevent violations of the Code.

The Board of Directors of MJI adopts this Code of Ethics. The Code is based upon the principle that the directors and officers of MJI, and certain affiliated persons of MJI, owe a fiduciary duty to clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid
(i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position within MJI; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of MJI's Group Compliance Officer to report violations of this Code of Ethics to the firm's Board of Directors and to the Board of Directors of any Fund advised or subadvised by MJI.
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POLICY STATEMENT ON INSIDER TRADING
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MJI forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the firm, on material non-public information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the firm. Any questions regarding the MJI's policy and procedures should be referred to the Compliance & Internal Audit Department.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or to communications of material non-public information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     1) trading by an insider, while in possession of material non-public information;

     2) trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

     3)  communicating material non-public information to others.

The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organisations. In addition, MJI may become a temporary insider of a company it advises or for which it performs other services. For that to occur the company must expect MJI to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before MJI will be considered an insider.

Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

     i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the securities if generally disclosed?

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     ii.  Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps.

     i.   Report the matter immediately to the Compliance & Internal Audit Dept.

     ii. Do not purchase or sell the securities on behalf of yourself or others.

     iii. Do not communicate the information inside or outside MJI, other than to the Compliance & Internal Audit Dept.

     iv. After the Compliance & Internal Audit Dept. has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

Information in your possession that you identify as material and non-public may not be communicated to anyone, including persons within MJI, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

The role of the Compliance & Internal Audit Dept. is critical to the implementation and maintenance of MJI's policy and procedures against insider trading. The firm's Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

To prevent insider trading, MJI will:

     i. provide, on a regular basis, an educational program to familiarise officers, directors and employees with the firm's policy and procedures; and

     ii. when it has been determined that an officer, director or employee of MJI has material non-public information;

          1. implement measures to prevent dissemination of such information;
             and

          2. if necessary, restrict officers, directors and employees from trading the securities.

To detect insider trading, MJI will:

     i. review the trading activity reports filed by each officer, director and employee; and

     ii.  review the trading activity of accounts managed by MJI.


A.   DEFINITIONS

  1. "Access person" means any director, officer or advisory representative of MJI.

  2. "Advisory representative" means any employee, who in connection with his or her regular functions or duties, normally makes, participates in, or otherwise obtains current information

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    regarding the purchase or sale of a security by MJI or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any natural person in a control relationship to MJI who obtains information concerning recommendations made concerning a purchase or sale of a Security. This definition includes but is not limited to the following: officer, director, "Investment Person", "Portfolio Manager" and any other employee of the Adviser designated as an "Advisory Representative" from time to time by the Group Compliance Officer.

3. "Non-Advisory Representative" means any individual who has no contact with information regarding the purchases or sales of Securities made by MJI in his or her regular functions or duties. However, such individuals are subject to the Introduction and Policy Statement on Insider Trading contained in this Code.

4. "Affiliated company" means a company which is an affiliated person, as defined in the 1940 Act.

5. "Affiliated person" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, five (5%) percent or more of the outstanding voting securities of such other person;
    (b) any person five (5%) percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person;
    (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

6. "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, that, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy a direct or indirect economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in (i) the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household; (ii) a trust, estate or other account in which he/she has a present or future interest in the income, principal or right to obtain title to the securities; or (iii) the name of another person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.

7. "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five (25%) percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five (25%) percent of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

8. "Disclosable transaction" means any transaction in a security pursuant to which an access person would have a beneficial ownership.

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9.  "MJI" means Murray Johnstone International Ltd, a firm registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940, subject to this Code of Ethics.

10. "Fund" means any investment vehicle registered under the Investment Company Act of 1940 for which MJI acts as manager, adviser or subadviser.

11. "Non-interested Director" means a director or trustee who is not an interested person.

12. "Interested Person" of another person, when used with respect to a Fund, means (i) any affiliated person of the Fund; (ii) any member of the immediate family of any natural person who is an affiliated person of the Fund; (iii) any interested person of any investment adviser of or principal underwriter for the Fund; (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the Fund has acted as legal counsel for the Fund; (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer; or (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of the Fund, a material business or professional relationship with the Fund or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company, provided, that no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its Board of Directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso.

13. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

14. "Investment Personnel" means (a) any Portfolio Manager of MJI; (b) any employee of MJI (or of any company in a control relationship to a Fund or MJI) who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by MJI, including securities analysts and traders; or (c) any person who controls a Fund or MJI and who obtains information concerning recommendations made to a Fund or any Portfolio regarding the purchase or sale of securities by any Fund or Portfolio.

15. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to
    Section 4(2) or Section 4(6) or Rules 504, 505 or 506 under the Securities Act. Limited offerings are commonly referred to as private placements.

16. "Person" means a natural person or a company.

17. "Portfolio" means any account, trust or other investment vehicle (except "Fund") over which the Firm has investment management discretion.

18. "Portfolio Manager" means an employee of MJI entrusted with the direct responsibility and authority to make investment decisions affecting the Portfolios or Funds managed by the firm.

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   19.  "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a Security.

   20. "Security Held or to be Acquired" means (i) any security which, within the most recent 15 days, is or has been held by a Fund or Portfolio, or is being or has been considered for purchase by a Fund or Portfolio, or
        (ii) any option to purchase or sell and any security convertible into or exchangeable for a Security.

   21. "Security" shall have the meaning set forth in Section 202(a)(18) of the Advisers Act and Section 2(a)(36) of the 1940 Investment Company Act. Further, for purposes of this Code, "Security" shall include any commodities contracts as defined in Section 2(a)(1)(A) of the Commodity Exchange Act. This definition includes but is not limited to futures contracts on equity indices.

   "Security" shall not include direct obligations of a national government, bankers' acceptances, bank certificates of deposit, high quality short-term debt instruments (maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements, commercial paper and shares of money market funds that limit their investments to the exempted securities enumerated above. Also excluded from the definition are any registered open-end investment companies (e.g. open-end mutual funds), or the equivalent of such as SICAVs. Any question as to whether a particular investment constitutes a "Security" should be referred to the Compliance & Internal Audit Dept.

B.  PROHIBITED TRANSACTIONS

No access person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 of the Investment Company Act or
Section 206 of the Investment Advisers Act as set forth above.

    Note: Portfolios of the UAM Funds, Inc., UAM Funds, Inc. II and UAM Trust, Inc. (collectively, the "UAM Portfolios") are managed by investment advisers that are subsidiaries of or organizations otherwise affiliated with United Asset Management Corporation (the "Management Companies"). Under the organizational structure of the Management Companies, the entities maintain separate offices, independent operations and autonomy when making investment decisions. In view of these circumstances, advisory personnel of the Management Companies who are defined as "access persons" under the 1940 Act, under normal circumstances would have no knowledge of proposed securities transactions, pending "buy" or "sell" orders in a security, or the execution or withdrawal of an order for any other UAM Portfolio for which a different Management Company serves as investment adviser. To restrict the flow of investment information related to the UAM Portfolios, the access persons at a Management Company are prohibited from disclosing pending "buy" or "sell" orders for a UAM Portfolio to any employees of any other Management Company until the order is executed or withdrawn. The Management Companies shall implement procedures designed to achieve employee awareness of this prohibition.

1. Access Persons

Except as provided in Section C below, no access person shall:

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         (a)   purchase or sell, directly or indirectly, any security in which he/she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her actual knowledge at the time of such purchase or sale is:

               (1) being considered for purchase or sale by any Portfolio or Fund managed by MJI;

               (2) being purchased or sold by any Portfolio or Fund managed by MJI; or

         (b) disclose to other persons the securities activities engaged in or contemplated for the various Portfolios or Funds managed by MJI.

2.  Investment Personnel

In addition to the prohibitions listed in Section B(1) above, no investment personnel shall engage in any of the following:

    (a) accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of MJI. For purposes of this Code, "de minimis" shall be considered to be the annual receipt of gifts from the same source valued at $500 or less per individual recipient, when the gifts are in relation to MJI's business.

    (b) acquire a beneficial interest in any securities in an initial public offering ("IPO") or other limited offerings commonly referred to as private placements, without having sought prior written approval from the appropriate Investment Director. The Compliance & Internal Audit Dept. will maintain a record of any decision, and the reasons supporting the decision, to approve the investment personnel's acquisition of an IPO or private placement for at least five years after the end of the fiscal year in which the approval was granted.

         Before granting such approval the Investment Director will carefully evaluate such investment to determine that the investment could create no material conflict between the investment personnel and a Fund or Portfolio. The Investment Director may make such determination by looking at, among other things, the nature of the offering and the particular facts surrounding the purchase. For example, the Investment Director may consider approving the transaction if it can be determined that: (i) the investment did not result from directing Fund or MJI business to the underwriter or issuer of the security; (ii) the Investment Personnel is not misappropriating an opportunity that should have been offered to a Fund or Portfolio; and (iii) an Investment Person's investment decisions for a Fund or Portfolio will not be unduly influenced by his or her personal holdings and investment decisions are based solely on the best interests of a Fund or Portfolio. Any person authorised to purchase securities in an IPO or private placement shall disclose that investment when they play a part in a Fund or Portfolio's subsequent consideration of an investment in that issuer. In such circumstances, a Fund's or Portfolio's decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer.

    (c) profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realised on such short-term trades shall be subject to disgorgement to the appropriate charity of MJI's choosing.

         Exception: The Group Compliance Officer may allow exceptions to this policy on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as front running or conflicts of interest, are not present and the equity of the situation strongly

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         supports an exemption. An example is the involuntary sale of securities due to unforeseen corporate activity such as a merger. [See Pre-Clearance Procedures below]. The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and front running transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by one of the Fund's portfolios. The Group Compliance Officer shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible. The Group Compliance Officer may consider granting an exception to this prohibition if the securities involved in the transaction are not (i) being considered for purchase or sale by a Fund or Portfolio that serves as the basis of the individual's "investment personnel" status or (ii) being purchased or sold by the Fund or Portfolio that serves as the basis of the individual's "investment personnel" status and, are not economically related to such securities. In order for a proposed transaction to be considered for exemption from the short-term trading prohibitions, the investment personnel must complete, sign and submit to the Compliance & Internal Audit Dept. a completed Securities Transactions Report Relating to Short-Term Trading (Exhibit D), certifying that the proposed transaction is in compliance with the Code of Ethics. A record of exceptions granted and the reasons supporting the decision will be maintained.

    (d) serve on the Board of Directors of any publicly traded company without prior authorisation of the Managing Director. Any such authorisation shall be based upon a determination that the board service would be consistent with the interests of MJI, any Portfolios or Funds. Authorisation of board service shall be subject to the implementation by MJI of "Chinese Wall" or other procedures to isolate such investment personnel from making decisions about trading in that company's securities. To the extent that MJI acts as investment adviser to a portfolio of the UAM Funds, notification of such directorships shall be made to the compliance officer of the UAM Funds.

3.  Portfolio Managers

    In addition to the prohibitions listed in Sections B(1) and (2) above, no portfolio manager shall:

         (a) buy or sell a security within seven (7) calendar days before or two (2) calendar days after any portfolio of MJI trades in that security. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realised on trades within the proscribed period shall be disgorged to a charity of MJI's choosing.


C.    EXEMPTED TRANSACTIONS

    Transactions described in Sections B(1), B(2)(c) and B(3) above, which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to a Fund or Portfolio and which are otherwise transacted in accordance with Investment Company Act Rule 17j-1 and Section 206 of the Investment Company Act may be permitted within the discretion afforded under the firm's personal dealing authorisation process on a case-by-case basis. Such exempted transactions may include:

    1. purchases or sales of securities which are not eligible for purchase by a Fund or a Portfolio and which are not related economically to securities purchased, sold or held by a Fund or a Portfolio.

    2. securities of companies with a market capitalisation in excess of $1 billion.

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    3.   purchases or sales of a de minimis amount of securities. A de minimis amount of securities shall be defined in this section of the Code of Ethics as:

         (a) up to an aggregate $25,000 principal amount of a fixed income security within any three-consecutive month period;

         (b) up to an aggregate 100 shares of an equity security within any three-consecutive month period; or

         (c) any amount of securities if the proposed acquisition or disposition by a Fund or Portfolio is in the amount of 1,000 shares or less and the security is listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

    4. Securities which the access person, Fund and/or Portfolio has no influence or control, including:

         (a) purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

         (b) purchases or sales which are non-volitional on the part of either the access person or the Fund and/or Portfolio;

         (c) purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending pre-clearance of the original purchase); and

         (d) securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities (to the extent such rights were acquired from such issuer), and sales of such rights so acquired.

    5. Holdings in direct obligations of a national government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies.

D.       COMPLIANCE PROCEDURES

    With respect to the pre-clearance and reporting requirements contained herein, access persons who are employees of MJI shall pre-clear through the appropriate Investment Director and, thereafter, report to the Compliance & Internal Audit Dept.

    1.   Pre-clearance Procedures

         All access persons must receive prior written approval from the appropriate Investment Director, before purchasing or selling securities in an account that such access person has beneficial ownership. The access person should request pre-clearance by completing, signing and submitting Personal Securities Transactions Pre-Clearance Form (Exhibit E) to the Investment Director.

         Pre-clearance approval will expire within 24 hours after the authorisation is received. If the trade is not completed before such pre-clearance expires, the access person is required to again obtain pre-clearance for the trade. In addition, if an access person becomes aware of any additional information with respect to a transaction that was pre-cleared, such person is

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     obligated to disclose such information to the appropriate Investment
     Director prior to executing the pre-cleared transaction.

     Access persons are excluded from the requirement to pre-clear securities purchased, sold or acquired in the following transactions:

     (a) purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

     (b) purchases or sales which are non-volitional on the part of either the access person or the Fund and/or Portfolio.

     (c) purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending pre-clearance of the original purchase).

     (d) securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     (e) holdings in direct obligations of a national government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable transactions.

 2.  Disclosure of Personal Holdings

     All access persons shall disclose to the Compliance & Internal Audit Dept.:

     (a) all personal securities holdings (including securities acquired before the person became an access person) within ten (10) days upon the later of commencement of employment or adoption of this Code of Ethics; and

     (b) the name of any broker, dealer or bank with whom the access person maintains an account in which any securities were held for the direct or indirect benefit of the access person must also be reported.

     The Compliance & Internal Audit Dept. will request access persons to provide duplicate copies of confirmation of each disclosable transaction in the accounts and account statements.

     In addition to reporting securities holdings, every access person shall certify in their initial report that:

         (a) they have received, read and understand the Code of Ethics and recognise that they are subject thereto; and

         (b) they have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or Portfolio.

     This initial report shall be made on the form attached as Initial Report of Access Person (Exhibit A) and shall be delivered to the Compliance & Internal Audit Dept.

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  3. Quarterly Reporting Requirements

     All access persons shall disclose to the Compliance & Internal Audit Dept. all personal securities transactions conducted during the period as of the calendar quarter ended within ten (10) days after quarter end.

     In addition to reporting securities holdings, every access person shall disclose quarterly the:

          (a) date of the transaction, title of the security, interest rate and maturity date (if applicable), trade date, number of shares, and principal amount of each security involved;

          (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (c) the name of the broker, dealer or bank with or through whom the transaction was effected; and

          (d)  the date the report is submitted.

     In addition, with respect to any account established by an access person in which any securities were held during the quarter for the direct or indirect benefit of the access person, the access person must provide:

          (a) the name of the broker, dealer or bank with whom the access person established the account;

          (b)  the date the account was established;  and

          (c)  the date the report is submitted.

     This quarterly report shall be made on the form attached as Securities Transactions for the Calendar Quarter Ended (Exhibit C) and shall be delivered to Compliance & Internal Audit Dept. In lieu of manually filling out all of the information required by the form, access persons may attach confirms and/or account statements to a signed form.

  4. Annual Certification of Compliance with Code of Ethics

     Access persons shall disclose all personal securities holdings as of the calendar year ended within thirty (30) days after the year-end. In addition to reporting securities holdings, every access person shall certify annually that:

          (a) they have read and understand the Code of Ethics and recognise that they are subject thereto;

          (b) they have complied with the requirements of the Code of Ethics; and that they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics;

          (c) they have not disclosed pending "buy" or "sell" orders for a Portfolio or Fund to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order; and

          (d) they have no knowledge of the existence of any personal conflict of interest relationship which may involve any Portfolio or Fund, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or Portfolio.

     This annual report shall be made on the form attached as Annual Report of Access Person (Exhibit B) and shall be delivered to the Compliance & Internal Audit Dept.

  5. Reports to Compliance Officer

     MJI's Group Compliance Officer will provide, by the twelfth (12) day after each quarter end, certification to the Compliance Officer of a Fund that, as of the prior quarter end:

          (a) all documentation required by the Code of Ethics and Rule 17j-1 has been collected and is being retained on behalf of the Fund;

          (b) there have been no violations to the Code of Ethics and, if there have been violations to the Code of Ethics, the violation has been documented and reported to the Fund's Compliance Officer; and

          (c) MJI has appointed appropriate management or compliance personnel to review transactions and reports filed by access persons under the Code of Ethics, and adopted procedures reasonably necessary to prevent access persons from violating the Firm's Code of Ethics.

     Each quarter MJI's Group Compliance Officer will also provide to the Compliance Officer of each Fund a list of access persons who are subject to the Code of Ethics and the names of the relevant MJI personnel responsible for pre-clearing and reviewing personal securities transactions.

     The Group Compliance Officer will provide such information, including, but not limited to, initial, quarterly and annual reports for all access persons, pre-clearance reports and approval for short term transactions, IPO and private placement securities, as is requested by a Fund's Compliance Officer.

  6. General Reporting Requirements

     The Compliance & Internal Audit Dept. will notify each access person that he or she is subject to the Code of Ethics and the reporting requirements contained herein, and shall deliver a copy of this Code of Ethics to each such person when they become an access person, or upon request.

     Reports submitted pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers and Directors of the Firm and each Fund, Fund counsel and/or regulatory authorities upon appropriate request.

  7. Excessive Trading

     MJI understands that it is appropriate for access persons to participate in the public securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any Fund or Portfolio. Further, it is important to recognise that otherwise appropriate trading, if excessive, may compromise the best interests of any Funds or Portfolios if such trading is conducted during work-time or using Fund/Portfolio resources. Accordingly, if personal trading rising to such dimension as to create an environment that is not consistent with the Code of Ethics, such personal transactions may not be approved or may be limited by the firm.

  8. Conflict of Interest

     Every access person shall notify the Compliance & Internal Audit Dept. of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any Portfolio or Fund. Such notification shall occur in the pre-clearance process.


E.   REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

  The Group Compliance Officer shall promptly report to MJI's Board of Directors and the compliance officer of the appropriate Fund all apparent violations of the Code of Ethics and the reporting requirements thereunder. The Board of Directors of MJI and the Fund shall consider reports made hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

F.   ANNUAL REPORTING TO THE BOARD OF DIRECTORS

  The Group Compliance Officer will prepare an annual report relating to the Code of Ethics for the Board of Directors of MJI and the Funds. Such annual report shall:

     (a) summarise existing procedures concerning personal investing and any changes in the procedures made during the past year;

     (b) identify any violations requiring significant remedial action during the past year; and

     (c) identify any recommended changes in the existing restrictions or procedures based upon the firm's experience under the Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

     (d) state that MJI had adopted procedures reasonably necessary to prevent access persons from violating the Code.

G.   SANCTIONS

  Upon discovering a violation of this Code, the Board of Directors of MJI or a Fund may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

H.   RETENTION OF RECORDS

  MJI will maintain the following records as required under Rule 17j-1;

     (a) a copy of any Code of Ethics in effect within the most recent five years;

     (b) a list of all persons required to make reports hereunder within the most recent five years and a list of all persons who were responsible for reviewing the reports;

     (c) a copy of each report submitted by an access person hereunder for a period of five years from the end of the fiscal year in which it was made;

     (d) each memorandum made by the Group Compliance Officer hereunder, for a period of five years from the end of the fiscal year in which it was made;

     (e) a record of any violation hereof and any action taken as a result of such violation, for a period of five years following the end of the fiscal year in which the violation occurred; and

     (f) a copy of every report provided to MJI's Board of Directors, or to the Compliance Officer of a Fund, which describes any issues arising under the Code of Ethics and certifies that MJI has adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics.

                                                                       EXHIBIT A
                     MURRAY JOHNSTONE INTERNATIONAL LIMITED
                                 CODE OF ETHICS
                        INITIAL REPORT OF ACCESS PERSON

1. I hereby acknowledge that (i) I received of a copy of the Code of Ethics (the "Code") for Murray Johnstone International Limited (the "Firm"); (ii) I have read and understand the Code; (iii) and I recognize that I am subject to the Code as an "access person" of the Firm.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or a Fund or Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or a Fund or Portfolio.

3. As of the date below I had a direct or indirect beneficial ownership in the following securities. You do not need to report transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (mutual funds). Please check this box if an addendum is attached listing additional securities [ ]

 ===========================================================================================================
      SECURITY           NO. OF      PRICE      PRINCIPAL         TYPE OF        BROKER, DEALER OR BANK
  (include interest      SHARES    PER SHARE      AMOUNT         PURCHASE        THROUGH WHOM EFFECTED
 rate and maturity                                              (Direct or
 date, if applicable)                                            Indirect)
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

============================================================================================================

 This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

4. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. Please check this box if an addendum is attached listing additional accounts [ ]

 ===============================================================================
  BROKER, DEALER OR   BENEFICIAL OWNER OF    ACCOUNT NUMBER     DATE ACCOUNT
 BANK THROUGH WHOM        ACCOUNT                                 OPENED
 EFFECTED
================================================================================

================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

Signature: _____________________________   Signature:__________________________
           Access Person                             Compliance Officer

     Name: _____________________________        Name:__________________________

     Date: _____________________________        Date:__________________________
           (First date of access person
           status)